UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Consent Solicitation Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

LIVE CURRENT MEDIA INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

10801 Thornmint Road, Suite 200

San Dieigo, California 92127

(604) 999-5848

December ♦, 2022

Dear Stockholders,

We are soliciting consents from the holders of the common stock, par value $0.001 per share (the "Common Stock") of Live Current Media, Inc. (the "Company", "we", "us" or "our") to approve an amendment (the "Proposed Amendment") to our articles of incorporation (the "Articles") to increase our authorized capital by (i) increasing the number of shares of Common Stock that we are authorized to issue from 500,00,000 shares of Common Stock to 850,000,000 shares of Common Stock; and (ii) creating a class of preferred stock, par value $0.001 per share (the "Preferred Stock") with up to 100,000,000 shares of Preferred Stock being authorized for issue.  The Proposed Amendment has been unanimously approved by our Board of Directors, and our Board of Directors unanimously recommends that our stockholders approve the Proposed Amendment.

Our Board of Directors considers the Proposed Amendment to be desirable to provide us with increased flexibility in seeking out additional financing using alternative capital structures and to provide us with increased flexibility in using shares of our capital stock to acquire strategic targets that may further the development of our business.

The consent solicitation statement (the “Consent Solicitation Statement”) accompanying this letter contains important information about the Proposed Amendment for which we are seeking your consent.  You are urged to read the accompanying consent solicitation statement carefully and in its entirety.

Your vote is important no matter how large or small your holdings in the Company may be.  Stockholders of record as of the record date of December 22, 2022 (the “Record Date”) are requested to complete, date and sign the enclosed written consent solicitation form and to return it promptly to us on or before January 31, 2023 (the “Consent Deadline”) to ensure that their votes are counted with respect to the Proposed Amendment.  If we obtain the required number of consents prior to the Consent Deadline, our Board of Directors may decide to proceed with effecting the Proposed Amendment to our Articles prior to the Consent Deadline.

Thank you for your investment and continued interest in Live Current Media Inc.

Sincerely,

"Mark Ollila"
Mark Ollila
Chief Executive Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

These consent solicitation materials contain forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry's) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The "Risk Factors" sections of the periodic reports that we file from time to time sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the applicable securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

CONSENT SOLICITATION STATEMENT

This consent solicitation statement (the "Consent Solicitation Statement") contains information as at
[*], 2022, unless otherwise stated.

GENERAL INFORMATION

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents by the Board of Directors (the "Board") of Live Current Media Inc. (the "Company", "we", "our" or "us") to approve an amendment (the "Proposed Amendment") to the Company's articles of incorporation (the "Articles") to increase the authorized share capital of the Company by (i) increasing the number of shares of common stock, par value $0.001 per share (the "Common Stock") that we are authorized to issue from 500,000,000 shares of Common Stock to 850,000,000 shares of Common Stock, and (ii) creating a class of preferred stock, par value $0.001 per share (the "Preferred Stock"), and authorizing the Company to issue up to 100,000,000 shares of Preferred Stock.  See "The Proposed Amendment".

Solicitation of Consents

Our Board has elected to seek approval for the Proposed Amendment by written consent pursuant to Section 78.320 of the Nevada Revised Statutes and the bylaws of the Company (the "Bylaws") rather than calling a meeting of our stockholders.  We are soliciting consents from all holders of the Company's common stock, par value $0.001 per share (the "Common Stock"), as of the close of business on December 22, 2022 (the "Record Date").  Our Board does not intend to call a meeting of our stockholders to consider the Proposed Amendment.

Holders of record of our Common Stock as of the Record Date are requested to return their written consents by no later than 5:00PM Pacific Time on January 31, 2023 (or such later date as the Board may determine) (the "Consent Deadline").  Stockholder approval of the Proposed Amendment will be deemed effective upon the Company receiving written affirmative consents from stockholders holding a majority of the outstanding Common Stock, provided that such written consents are received prior to the Consent Deadline.  If we do not receive the required number of consents prior to the Consent Deadline, any consents provided will be deemed to have expired.

Stockholders wishing to provide their approval to the Proposed Amendment should complete, sign and date the accompanying written consent form (the "Consent Form") and return it in accordance the instructions set out therein as soon as possible.  Stockholders will be requested to indicate on their Consent Form whether they are "FOR", "AGAINST" or "ABSTAIN" with respect to the approval of the Proposed Amendment.  Stockholders that sign and return a Consent Form but do not indicate a choice on that Consent Form will be deemed to have consented "FOR" the approval of the Proposed Amendment.

If the shares of Common Stock to which a Consent Form relates are held by two or more joint Registered Holders, each such Registered Holder must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Registered Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person's authority to act on behalf of the Registered Holder. If shares of Common Stock are held in different names, a separate Consent Form must be executed covering each name.

If a Consent relates to fewer than all of the shares of Common Stock held of record as of the Record Date by the Registered Holder providing such Consent, such Registered Holder must indicate on the Consent Form the aggregate number of shares of Common Stock to which the Consent Form relates. Otherwise, the Consent Form will be deemed to relate to all of the shares of Common Stock registered in the name of the Registered Holder.

Vote Required to Approve the Proposed Amendment

In order for the Proposed Amendment to be approved, Registered Holders (as defined below) holding greater than 50% of the total number of shares of our Common Stock outstanding on the Record Date must provide their written consent to the Proposed Amendment.  Each share of our Common Stock is entitled to one "vote" for every share of our Common Stock held of record on the Closing Date.

Entitlement to Provide Consent

At the close of business on the Record Date, there were 160,559,027 shares of Common Stock outstanding.

Only registered holders of record of our Common Stock ("Registered Holders") on the Record Date are entitled to vote / provide their written consent with respect to the Proposed Amendment.  Registered Holders of our Common Stock are entitled to one (1) "vote" for every share of Common Stock held of record as of the Record Date.  Stockholders entitled to vote / provide their written consent may do so by completing, signing and returning their Consent Form in the manner described under "Solicitation of Consents".

Holders of our Common Stock that hold their shares through an intermediary such as a broker, custodian, commercial bank, trust company or other nominee (an "Intermediary") will likely not be the holder of record of those shares of Common Stock (a "Non-Registered Holder").  Non-Registered Holders will not be eligible to directly vote or consent to the Proposed Amendment.  Instead, it is likely that the Intermediary is the stockholder of record of those shares of Common Stock that are beneficially owned by you.  Persons holding shares Common Stock through an Intermediary should contact their Intermediary to inquire as to how to instruct the Intermediary to consent, withhold consent or abstain to the Proposed Amendment on your behalf.

Revocation of Consents

You may revoke your consent at any time before the earlier of the Consent Deadline and the date on which we receive enough written consents to approve the Proposed Amendment.  If you are a Registered Holder and you wish to revoke your previously given consent, you may do so by contacting our transfer agent, Securities Transfer Corporation, attention: Janet Stackhouse email: jstackhouse@stctransfer.com or tel: (469) 633-0101,  and following their instructions with respect to the revocation of your consent.

If you are a Non-Registered Holder and you wish to revoke your previously given consent, you must contact your Intermediary and follow the instructions provided by them to revoke your consent.

Costs of the Solicitation

This solicitation of consents is being made by our Board and we are bearing the costs of such solicitation, including the preparation, printing and mailing costs associated with this solicitation.  Written consents will be solicited primarily through the mails.  However, our directors, officers and employees may solicit written consents personally or by telephone or other means.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these consent solicitation materials to stockholders who own shares of our Common Stock through such brokerage firms and other custodians, nominees and intermediaries.  We will reimburse such brokerage firms and other custodians, nominees and intermediaries for reasonable out-of-pocket expenses incurred in connection therewith. We may also pay for and utilize the services of outside individual or companies that we do not regularly employee in connection with the solicitation of consents to the Proposed Amendment if our management determines that the engagement of such persons is advisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 21, 2022 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Directors and Executive Officers

Name of Beneficial Owner	Common Stock*	Percent of Class*
Mark Ollila	20,193,613(1)	12.6%
Steve Smith	50,257	<1%
David Jeffs	10,534,403(2)	6.5%
Justin Weissberg	26,700,365(3)	16.6%
Leslie Klinger	326,435(4)	<1%
Heidi Steiger	4,817,820(5)	3.0%
Annamaria Rapakko	Nil	n/a
Directors and Executive Officers (as a group)	62,622,893	38.3%

Greater than 5% Stockholders**

Leawood VC Fund I LP	12,503,027	7.8%

Notes:

* Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.    As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.  As of December 21, 2022, there were 160,559,027  shares of our common stock issued and outstanding.

** Does not include persons listed under directors and officers.

(1) Consists of 20,193,613 shares held by The Ollila Family Trust Dated June 18, 2018, of which Mr. Ollila and his spouse have voting and investment power

(2) Consists of 8,534,403 shares directly held, 1,000,000 held by family members for the benefit of Mr. Jeffs and 1,000,000 options exercisable at $0.10 per share.

(3) Consists of 26,700,365 shares held by The Seraph Living Trust, of which Mr. Weissberg is the trustee.

(4) Consists of 187,436 shares of common stock, 79,411 shares of common stock issuable upon the exercise of convertible notes in the principal amount of $27,000 at a conversion price of $0.34 per share and due on March 28, 2024, and 59,588 shares of common stock issuable upon the exercise of warrants exercisable at $0.60 per share and expiring March 28, 2027.

(5) Consists of 3,150,174 shares of common stock, 952,941 shares of common stock issuable upon the exercise of convertible notes in the principal amount of $324,000 at a conversion price of $0.34 per share and due on March 28, 2024, and 714,705 shares of common stock issuable upon the exercise of warrants exercisable at $0.60 per share and expiring March 28, 2027.

Changes in Control

On April 22, 2022, the Company acquired all of the issued and outstanding shares of Evasyst Inc. ("Evasyst"), a Delaware corporation by means of a reverse triangular merger (the "Merger") completed pursuant to the terms of that Agreement and Plan of Merger dated January 20, 2022 among the Company, the Company's wholly owned subsidiary formed for the purposes of completing the Merger, Evasyst Acquisition Inc. ("Merger Sub"), and Evasyst (the "Merger Agreement").  Pursuant to the terms of the Merger Agreement, Merger Sub merged with, and into, Evasyst, with Evasyst continuing as the surviving entity as a wholly owned subsidiary of the Company.  In consideration for all of the outstanding shares in the common stock of Evasyst (the "Evasyst Shares"), the Company issued to the former stockholders of Evasyst 125,000,000 shares in the Common Stock of the Company.  The completion of the Merger resulted in a change in control of the Company, with the former stockholders of Evasyst owning greater than 50% of the outstanding shares of Common Stock immediately following completion of the Merger.  Although the Company was the legal acquirer of Evasyst, under generally accepted accounting principles, the Merger was accounted for as a reverse acquisition, with Evasyst being treated as the acquiring entity for accounting and financial reporting purposes.  As such, moving forward the financial statements of the Company will be presented as a continuation of the operations of Evasyst and not the Company.

THE PROPOSED AMENDMENT

Pursuant to our Articles as currently in effect, we are authorized to issue up to 500,000,000 shares of Common Stock.  Our Articles do not presently authorize the issuance of any class of capital stock other than our Common Stock.

Our Board has unanimously approved a resolution amending the Articles by deleting Article 4 in its entirety and replacing it with the text set forth under "Text of the Proposed Amendment" to:

(i) increase the number of shares of Common Stock that we are authorized to issue from 500,0000,000 shares of Common Stock to 850,000,000 shares of Common Stock; and

(ii) authorize the issuance of up to 100,000,000 shares of Preferred Stock.

Increase in Authorized Shares of Common Stock

Under the Proposed Amendment, the number of shares of Common Stock that we are authorized to issue will increase from 500,000,000 shares of Common Stock to 850,000,000 shares of Common Stock.  Our Board believes that increasing the number of shares of Common Stock that we are authorized to issue will provide the Company with greater flexibility in planning for, and quickly responding to, future corporate needs.  These needs may include, but are not limited to, capital raising transactions, strategic transactions, including potential acquisitions, and grants under equity compensation plans. We do not currently have any binding agreements for future capital raising transactions or strategic transactions.  However, if the increase in the number of shares of Common Stock that we are authorized to issue is not approved, we may experience additional delays and expenses by having to seek future stockholder approval, which may impair our ability to engage in just transactions and to address our corporate needs.

As of the Record Date, we had 160,559,027 shares of Common Stock outstanding, and 59,495,704 shares of Common Stock reserved for issuance upon the exercise of outstanding convertible notes, warrants and compensation options.

The holders of our Common Stock will not have any further input or right to approve any future issuance of any shares of Common Stock.  We do not currently have any binding agreements to issue any additional shares of Common Stock.  Our management has had non-binding discussions with potential investors with respect to potential capital raising transactions and strategic transactions, however the terms and conditions of any such transaction have not yet been determined.  There is no assurance that we will be able to complete any capital raising transaction or strategic transactions even if the Proposed Amendment is approved.

Creation of Class of Preferred Stock

Under the Proposed Amendment, our authorized capital will be increased by the creation of a class of Preferred Stock and authorizing the issuance of up to 100,000,000 shares of Preferred Stock.  The Preferred Stock will be what is commonly referred to as "blank check" preferred stock, providing our Board with the discretion to designate one or more series of Preferred Stock and to assign the rights, privileges and preferences of each series of Preferred Stock from time to time.

Our Board's objective in establishing a class of "blank check" preferred stock is to provide us with maximum flexibility with respect to future financing transactions and with respect to establishing our future capital structure.  "Blank check" preferred stock is commonly authorized by publicly traded companies and is frequently used as a means of raising capital.  Such classes of capital stock can allow companies to attract investors by creating senior classes of securities that may include special rights, privileges and restrictions, including, but not limited to, liquidation and dividend preferences, conversion or exchange rights, voting preferences or restrictions, redemption rights, sinking fund rights and other rights, privileges and restrictions not associated with common stock.  The ability to create and issue series of capital stock having these rights and privileges may allow us to attract more investment and potentially at higher prices.  By not having the ability to issue a class or series of preferred stock, we are more limited in our financing options and are restricted to the issuance and sale of shares of Common Stock and debt financing.  By authorizing a class of "blank check" preferred stock, our flexibility in structuring potential financing transactions will be significantly increased.

If the Proposed Amendment is approved, our Board will have the discretion to establish one or more series of preferred stock, the number of shares constituting that series, and the rights, privileges and restrictions attached to each series so established.  The rights, privileges and restrictions attached to any series of preferred stock established by our Board may be greater than those available to holders of our Common Stock.  If the Proposed Amendment is approved, the holders of our Common Stock will not have any further input or right to approve (i) the rights, privileges or restrictions attached to any series of Preferred Stock established by our Board, or (ii) the issuance of any shares of such series of Preferred Stock.

We do not currently have any binding agreements to issue any shares of any series of Preferred Stock.  Our management has had non-binding discussions with potential investors with respect to potential offerings of Preferred Stock, however the terms and conditions of any such offering have not yet been determined.  There is no assurance that we will be able to complete any offer or sale of any series of Preferred Stock even if the Proposed Amendment is approved.

As no series of Preferred Stock has yet been authorized, and no agreements for the offer or sale of any series of Preferred Stock have yet been entered into, we are not able to outline any specific effects that any series of Preferred Stock may have on holders of our Common Stock.  However, holders of our Common Stock should be aware that a series of Preferred Stock may have greater rights, privileges or restrictions greater than those associated with our Common Stock, including, but not limited to:

  Rights to dividends in priority to holders of Common Stock.
  Rights to receive payments on the dissolution or liquidation of our Company in priority to holders of our Common Stock.
  Restrictions may be placed on the Company's ability to repurchase shares of our Common Stock while shares of Preferred Stock remain outstanding.
  Series of Preferred Stock may have greater voting rights than those provided to holders of our Common Stock, or series of Preferred Stock may be issued without voting rights.
  Series of Preferred Stock may have rights to convert or exchange their shares of that series of Preferred Stock for shares of our Common Stock.
  Other rights, privileges or restrictions that may be approved by our Board.

Dissent and Appraisal Rights

Registered Holders and Non-Registered Holders will not be entitled to dissent or similar appraisal rights in connection with the Proposed Amendment.

Text of the Proposed Amendment

The text of Article 4 of our Articles, as currently constituted, is as follows:

"4.  The capital stock shall consist of 500,000,000 shares of common stock, par value $0.001."

Our Board is requesting that the holders of our Common Stock provide their approval by written consent to the deletion of Article 4 of our Articles in its entirety, and that it be replaced with the following:

"4. (a) The aggregate number of shares of capital stock that the Corporation will have authority to issue is Nine Hundred and Fifty Million (950,000,000) shares, consisting of (i) Eight Hundred and Fifty Million (850,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) One Hundred Million (100,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

(b) Common Stock.  The holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors. In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each. Each share of Common Stock shall have one vote with respect to all matters submitted to the shareholders for a vote. Notwithstanding the foregoing, all rights of the Common Stock shall be subject to any superior or parallel rights of any series of Preferred Stock

(b) Preferred Stock.

(i) The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock, including, but not limited to the following:

(A) The right to receive dividends, if any, rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(B) Whether such shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(C) The amount payable upon such shares, if any, in the event of voluntary or involuntary liquidation;

(D) Sinking fund or other provisions, if any, for the redemption or purchase of such shares;

(E) The terms and conditions on which such shares may be converted into shares of any other class or series;

(F) The right of such shares to exercise voting powers, if any; and

(G) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of such shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

(ii) The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or any other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or any other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

(iii) In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease nor exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article."

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS PROVIDE THEIR WRITTEN CONSENT IN FAVOR OF THE PROPOSED AMENDMENT.

MISCELLANEOUS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Consent Solicitation Statement or other proxy materials (collectively, "Proxy Materials") addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials may deliver a single set of Proxy Materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive  separate Proxy Materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares of capital stock. We will also deliver a separate copy of this Consent Solicitation Statement to any stockholder upon written request. Similarly, stockholders who have previously received multiple copies of Proxy Materials may write to the address or call the phone number listed below to request delivery of a single copy of these materials in the future. You can notify the Company by sending a written request to Live Current Media Inc., 200 - 10801 Thornmint Road, San Diego, California 92127, USA, Attention: Secretary, by registered, certified or express mail or by calling the Company at (604) 999-5848.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. Such reports and other information filed with the SEC by us may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Such material may also be accessed electronically at the SEC's website at http://www.sec.gov. Statements made in this Consent Solicitation Statement concerning the provisions of any contract, agreement, indenture or other document referred to herein are not necessarily complete. With respect to each such statement concerning a contract, agreement, indenture or other document filed with the SEC, reference is made to such filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

LIVE CURRENT MEDIA, INC.

WRITTEN CONSENT IN LIEU OF MEETING OF THE STOCKHOLDERS

The undersigned (the "Stockholder"), being the registered holder of shares of common stock, par value $0.001 per share (the "Common Shares") of Live Current Media, Inc., a Nevada corporation (the "Corporation"), acting pursuant to Section 78.320(2) of the Nevada Revised Statutes and pursuant to the bylaws of the Corporation, does hereby irrevocably consent to the adoption of the following resolutions with the same force and effect as if adopted at a meeting of the shareholders of the Corporation duly called and held.

Amendment to Articles of Incorporation

WHEREAS the Corporation's Board of Directors has approved an amendment to the Corporation's Articles of Incorporation (the "Articles") to increase the authorized share structures of the Corporation by creating a class of preferred stock and to amend the Articles as further described in the following resolutions:

RESOLVED THAT:

1. The following amendments to the Articles (the "Proposed Amendments") are hereby approved:

(a) The authorized capital of the Corporation be increased by:

(i) Increasing the number of shares of common stock, par value $0.001 (the "Common Stock"), that the Company is authorized to issue from 500,000,000 shares of Common Stock to 850,000,000 shares of Common Stock; and

(ii) Creating a class of preferred stock, par value $0.001 per share (the "Preferred Stock"), and that the Corporation be authorized to issue up to 100,000,000 shares of Preferred Stock,

(b) Article 4 of the Articles be deleted in its entirety and be replaced with Article 4 as set forth in Annex A hereto (the "Amended Article 4"), and

(c) There be created and attached to the Preferred Stock those special rights and restrictions set forth with respect thereto in the Amended Article 4;

2. Pursuant to subsection 78.390(5) of the Nevada Revised Statutes, notwithstanding the approval of the Proposed Amendments by the undersigned stockholder of the Corporation, the Corporation's Board of Directors may, by resolution, abandon the Proposed Amendments at any time prior to the effective date of the Proposed Amendments without any further action by the Corporation's stockholders.

3. Any one officer or director of the Corporation is hereby authorized to take all actions and sign all documents necessary to effect the above amendment to the Articles of Incorporation, including, but not limited to, the signing and filing of a Certificate of Amendment with the Secretary of State of Nevada.

(Select ONE of the following)

FOR:	☐	AGAINST:	☐	ABSTAIN:	☐

If no direction is made, the undersigned stockholder will be deemed to have consented "FOR" the Proposed Amendments.

No. of shares of Common Stock to which this written consent relates:

Signature of Stockholder	Date

Name of Registered Stockholder

Name and Title of Signatory (if registered stockholder is not an individual)

This Consent is being solicited by the Board of Directors of Live Current Media, Inc.
See following page for additional instructions

Instructions:

  If the shares of Common Stock to which this Consent relates are registered in the name of two or more persons, each such person must sign the attached form of Consent.
  If this Consent is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the Corporation may require evidence to be provided demonstrating the signatory's authority to act on behalf of the registered holder.
  If shares of Common Stock are held in different names, a separate Consent must be executed covering each name.
  Only registered holders of Common Stock (a "Registered Holder") as of 5:00PM on December 22, 2022 (the "Record Date") are eligible to sign and return this Consent.  Holders of Common Stock that hold their shares through an intermediary such as a broker, custodian, commercial bank, trust company or other nominee (an "Intermediary") will likely not be the holder of record of those shares of Common Stock (a "Non-Registered Holder").  Non-Registered Holders will not be eligible to directly vote or consent to the Proposed Amendments.  Instead, it is likely that the Intermediary is the stockholder of record of those shares of Common Stock that are beneficially owned by you.  Persons holding shares Common Stock through an Intermediary should contact their Intermediary to inquire as to how to instruct the Intermediary to consent, withhold consent or abstain to the Proposed Amendment on your behalf.
  If this Consent relates to fewer than all of the shares of Common Stock held of record as of the Record Date by the Registered Holder providing such Consent, such Registered Holder must indicate on the Consent Form the aggregate number of shares of Common Stock to which the Consent Form relates. Otherwise, the Consent Form will be deemed to relate to all of the shares of Common Stock registered in the name of the Registered Holder.
  For easy online voting, take note of your control number listed below and enter your votes at http://onlineproxyvote.com/LIVC/.

If you submit your voting ballot online, you do not need to submit the hard copy of this consent.

  Completed Consents should be returned to the Company at to following address, by mail, email or fax by no later than January 31, 2023 (the "Consent Deadline")

Securities Transfer Corporation

2901 N Dallas Parkway, Suite 380

Plano, TX 75093

Email: jstackhouse@stctranfer.com

Fax: 469-633-0088

Tel: 469-633-0101

ANNEX A

AMENDED ARTICLE 4 TO THE ARTICLES OF INCORPORATION OF

LIVE CURRENT MEDIA, INC.

4. (a) The aggregate number of shares of capital stock that the Corporation will have authority to issue is Nine Hundred and Fifty Million (950,000,000) shares, consisting of (i) Eight Hundred and Fifty Million (850,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) One Hundred Million (100,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

(b) Common Stock.  The holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors. In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each. Each share of Common Stock shall have one vote with respect to all matters submitted to the shareholders for a vote. Notwithstanding the foregoing, all rights of the Common Stock shall be subject to any superior or parallel rights of any series of Preferred Stock

(c) Preferred Stock.

(i) The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock, including, but not limited to the following:

(A) The right to receive dividends, if any, rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(B) Whether such shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(C) The amount payable upon such shares, if any, in the event of voluntary or involuntary liquidation;

(D) Sinking fund or other provisions, if any, for the redemption or purchase of such shares;

(E) The terms and conditions on which such shares may be converted into shares of any other class or series;

(F) The right of such shares to exercise voting powers, if any; and

(G) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of such shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

(ii) The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or any other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or any other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

(iii) In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease nor exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.